          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Pacific Scientific Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            Richard V. Plat, Executive Vice President and Secretary
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ---------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------

Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ---------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------

     3) Filing Party:

        ---------------------------------------------------------------

     4) Date Filed:

        ---------------------------------------------------------------

                                    [LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1995

To The Stockholders:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Pacific Scientific Company, which will be held at the Newport Center Conference Center, located at 610 Newport Center Drive, Suite 130, Newport Beach, California on Wednesday, April 26, 1995 at 10:00 A.M. for the following purposes:

          (a) To elect a Board of eight Directors for the ensuing year;

          (b) To amend the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 15,000,000 to 30,000,000;

          (c) To approve the Pacific Scientific Company 1995 Stock Option Plan;

          (d) To ratify the appointment of Deloitte & Touche LLP as independent public accountants; and

          (e) To consider and act upon such other matters as may properly come before the meeting.

     The close of business on March 3, 1995 has been fixed as the record date for stockholders to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President & Secretary
March 16, 1995

WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN
AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. FOR THOSE ATTENDING THE MEETING, AMPLE PARKING WILL BE AVAILABLE.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1995

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by Pacific Scientific Company, 620 Newport Center Drive, Suite 700, Newport Beach, CA 92660 (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, April 26, 1995 at 10:00 a.m., or any adjournments or postponements thereof. The Board of Directors has fixed the close of business on March 3, 1995, as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. As of that date, 10,982,356 shares of the Company's Common Stock were issued and outstanding.

     Any person giving a proxy has the right to revoke it before it is exercised. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by delivering at the annual meeting a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person.

     All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and will reimburse such brokers and nominees for their related out-of-pocket expenses.

     The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to the Company's stockholders is March 16, 1995. A copy of the Company's Annual Report for the fiscal year ended December 30, 1994 accompanies this Proxy Statement.

VOTING RIGHTS

     Each share of Common Stock outstanding on the record date is entitled to one vote. As provided by the Company's Bylaws and by California law, in electing directors no stockholder shall be entitled to cumulate votes (i.e., cast for any one candidate a number of votes greater than the number of such stockholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of voting and at least one stockholder has given notice prior to commencement of the voting of an intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or the stockholder may distribute his votes on the same principle among as many candidates as may be desired. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares covered by proxies received by them among the candidates named herein as they shall determine, unless a contrary direction is made on such proxies.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on management proposals presented to stockholders, whereas the New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners are entitled to vote on management proposals. In the event of a broker non-vote with respect to a management proposal, arising from the absence of authorization by the beneficial owner to vote as to a management proposal, the proxy will not be deemed as present and entitled to vote as to the management proposal for determining the total number of shares of which a majority is required for adoption.

                             COMMON STOCK OWNERSHIP

     The Company declared a two-for-one stock split effected in the form of a dividend as of December 16, 1994. All references to the Common Stock contained in this proxy statement (including share quantities and price) have been adjusted to give effect to that stock split.

     The Company knows of no beneficial owners of more than 5% of the Company's Common Stock as of March 3, 1995.

     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock by its directors, by each of the executive officers named in the Summary Compensation Table beginning on page 6 (the "Summary Compensation Table"), and by all directors and executive officers as a group, as of March 3, 1995.

                                                                   AMOUNT AND
                                                                   NATURE OF
              NAME OF                                              BENEFICIAL          PERCENT
         BENEFICIAL OWNER                                        OWNERSHIP(1)(2)       OF CLASS
       -------------------                                       ---------------       --------
    Directors:
      Walter F. Beran                                                 2,000              *
      Ralph O. Briscoe                                               20,000              *
      Edgar S. Brower, Chairman                                     314,289(3)          2.86%
      Ralph D. Ketchum                                                  200              *
      William A. Preston                                              8,000              *
      Millard H. Pryor, Jr.                                           3,000              *
      Thomas P. Stafford                                                  0             --
      Harry W. Todd                                                  10,000              *

    Officers:
      Steven L. Breitzka                                              5,324              *
      Ronald B. Nelson                                               21,762              *
      John M. Ossenmacher                                             2,066              *
      Richard V. Plat                                               179,463             1.63%
    All Directors and Executive
      Officers as a Group (19 persons):                             682,043             6.21%

- ---------------

  * Represents less than 1%.

(1) Information with respect to beneficial ownership is based upon the Company's stock records, and data supplied to the Company by the stockholders.

(2) Includes certain shares which the following have the right to acquire within sixty days of March 3, 1995, through the exercise of stock options under the Company's stock option plan: Mr. Brower, 91,902 shares; Mr. Breitzka, 2,788 shares; Mr. Nelson, 19,262 shares; Mr. Plat, 92,300 shares.

(3) Includes 100,000 shares issued pursuant to a restricted stock agreement. See the Summary Compensation Table.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company is not aware of any holder of more than 10% of the Company's Common Stock. The Company believes that during the fiscal year ended December 30, 1994, its officers and directors complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the representations of its directors and officers.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the annual meeting, it is intended that the persons named in the proxy will vote for the election of the eight nominees listed below, each director to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are now members of the Board. If any nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by the Board.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL SUCH NOMINEES.

     Biographical summaries and ages, as of December 30, 1994, of individuals nominated by the Board of Directors for election as directors appear below. Data with respect to the number of shares of the Company's common stock beneficially owned by each of them, directly or indirectly, as of March 3, 1995, appears on page 2 of this proxy statement.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

     WALTER F. BERAN; AGE 69; CHAIRMAN, PACIFIC ALLIANCE GROUP
         Mr. Beran was elected a director of the Company in 1987. He served as Vice Chairman and Western Regional Managing Partner of Ernst & Young LLP from 1971 until his retirement on September 30, 1986, when he became an independent consultant. He joined the Pacific Alliance Group (a financial services firm) in 1988, as Chairman. Mr. Beran also serves as a director of Arco Chemical Company, Fleetwood Enterprises Inc., and the Hillhaven Corporation.

     RALPH O. BRISCOE; AGE 67; BUSINESS CONSULTANT
         Mr. Briscoe was elected a director of the Company in 1985. Prior to his retirement in 1986, Mr. Briscoe was President, Chief Executive Officer and a director of Triton Group Ltd. Since his retirement, he has worked as a business consultant.

    EDGAR S. BROWER; AGE 64; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY
         Mr. Brower joined the Company in 1985 as Chief Executive Officer and a member of the Board. He has served as Chairman of the Board since 1990. Prior to joining the Company, Mr. Brower served as an executive with Allied Corporation from 1977 until 1985, most recently as Group Vice President and President of Allied Electronic Components Company. From 1972 to 1977, he served as Assistant Postmaster General of the United States.

     RALPH D. KETCHUM; AGE 68; PRESIDENT, RDK CAPITAL, INC.
         Mr. Ketchum was elected a director in 1994. He also serves on the boards of Oglebay Norton Company, Thomas Industries, Lithium Technologies Corporation, Metropolitan Savings Bank and Crescent Electric Supply Company. He is also the General Partner of RDK Capital, L.P., and as such is the majority owner and CEO of Heintz Corporation (a manufacturer of aircraft engine components) which filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code, in the federal bankruptcy court of the Eastern District of Pennsylvania, on August 4, 1993. Mr. Ketchum was a long-time employee of General Electric Company, rising to the position of Senior Vice President and Group Executive at the time of his retirement. Mr. Ketchum was with GE from 1946 to 1987, except for a three year period (1969-1972) when he served as Vice President of Control Data Corporation.

     WILLIAM A. PRESTON; AGE 58; CHAIRMAN AND MAJORITY OWNER OF APM, INC.
         Mr. Preston was elected a director in 1979. He has been Chairman and majority owner of APM, Inc., a specialty plastics manufacturer, since 1969. Mr. Preston is also a director of University National Bank & Trust Company.

     MILLARD H. PRYOR, JR.; AGE 61; MANAGING DIRECTOR, PRYOR & CLARK COMPANY
         Mr. Pryor became a director in 1992. He is the Managing Director of Pryor & Clark Company (a real estate and investment holding company), which he had served as an executive since 1970. In addition to performing these duties, Mr. Pryor is the Chairman of the Board of GEO International Company. He has been a director of Corcap, Inc. since 1988 and served as an executive officer with that company from 1988 to 1992. Mr. Pryor is also a director of CompuDyne Corporation, The Hartford Funds, Infodata Systems Inc., The Wiremold Company and Hoosier Magnetics Inc. Additionally, Mr. Pryor was the Chief Executive Officer of Lydall Inc. (a manufacturer of materials from specialty fibers) from 1972 through 1988.

    THOMAS P. STAFFORD; AGE 64; CHAIRMAN OF THE BOARD, OMEGA WATCH CORPORATION OF AMERICA AND VICE CHAIRMAN AND CO-FOUNDER OF STAFFORD, BURKE AND HECKER, INC.
         Mr. Stafford has served as a director of the Company since 1987. In addition to his duties as Chairman of the Board of Omega Watch Corporation of America and as Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc. (a Washington D.C.-based consulting firm), Mr. Stafford also serves as a director of Allied Signal Inc., Wheelabrator Technologies, Inc., Tremont Inc., Seagate Technologies, Inc., CMI, Inc. and Fisher Scientific Inc.

    HARRY W. TODD; AGE 72; MANAGING PARTNER OF CARLISLE ENTERPRISES L.P.
         Mr. Todd has served as a director of the Company since 1983. He is also Director Emeritus of Rohr Industries, and a director of Garrett Aviation Services, and Helmerich & Payne Incorporated. During 1994, Mr. Todd retired from his position as Chairman of the Board of Precision Aerotec, Inc., a position he had held since 1990. In 1991, Mr. Todd completed his term as a director of the Federal Reserve Bank of San Francisco-Los Angeles Branch. Mr. Todd retired in January 1990 as Chairman of the Board and Chief Executive Officer of Rohr Industries, Inc., an aerospace manufacturing company. He joined Rohr in 1980 as President and Chief Operating Officer. Previously, Mr. Todd had been Chairman of the Board, President and Chief Executive Officer of The L.E. Myers Company and Chairman of The L.E. Myers International, Ltd.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company has standing Executive, Audit, Compensation and Nominating Committees. During the Company's last fiscal year, the Board of Directors held six meetings; each director attended at least 75% of all Board meetings and meetings of Committees on which he served.

  Executive Committee

     The Executive Committee, consisting of Messrs. Brower, Preston (Chairman) and Todd, has all the powers and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which by law cannot be delegated by the Board of Directors. Although the Executive Committee has broad powers, in practice it meets only when it would be inconvenient to call a meeting of the Board. The Executive Committee did not meet during the Company's last fiscal year.

  Audit Committee

     The Audit Committee, consisting of Messrs. Beran (Chairman), Briscoe, Ketchum, Preston, Pryor, Stafford and Todd, met three times during the last fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report and management letter. The Audit Committee also reviews the Company's program of internal audit and consults with the Company's internal auditors on questions of interest.

  Compensation Committee

     The Compensation Committee, consisting of Messrs. Preston, Stafford and Todd (Chairman), met twice during the last fiscal year. The Compensation Committee makes recommendations to the Board of Directors on the annual salary rates of all elected officers of the Company, makes recommendations to the Board on incentive compensation, stock options and compensation matters and administers the incentive compensation, stock option and other compensation plans of the Company.

  Nominating Committee

     The Nominating Committee, consisting of Messrs. Beran, Briscoe and Stafford (Chairman), makes recommendations to the Board of Directors regarding candidates to fill future vacancies on the Board. There is no established procedure for submission of nominations by stockholders. The Nominating Committee met once during the last fiscal year.

  Succession Committee

     The Succession Committee consisting of Messrs. Briscoe, Preston (Chairman) and Stafford, was created at the February 22, 1995 Board Meeting. The Committee makes recommendations, as required, concerning the selection of the Company's executive officers. To date, the Committee has not had a meeting.

  Director's Compensation

     In 1994, directors' compensation consisted of an annual retainer, an additional retainer for certain Committee Chairmanship and a per day fee paid for attendance at meetings or participation in special assignments. The average compensation received by the directors in 1994 was approximately $19,000. At the December 8, 1994 Board of Directors' meeting, the directors' compensation was reviewed. An independent consultant presented a study of compensation for outside directors. The study indicated, for a company of similar size and industry, cash compensation for the Company's outside directors should be approximately $25,000 per year.

     Based on the results of this study, the Board revised the directors' compensation plan. The revised plan provides a $25,000 per year retainer with no other fees or additional retainer payable. Mr. Brower does not and has not received an annual retainer for his services as Chairman of the Board.

  Director's Retirement Plan

     The Company maintains a retirement plan for members of the Board. As a result of the change in outside directors' compensation described above, the Board amended the annual benefit paid under the Plan to be $12,000 for directors retiring before 1994 and $16,000 for directors retiring after 1994. The benefit commences any time after age sixty-five (65), provided the director is no longer serving as a director of the Company. Directors who leave the Board before age sixty-five (65) after completing five (5) years of Board service are eligible to receive a benefit upon attaining age sixty-five (65).

     The plan provides that the retirement benefit will be paid over the lesser of twelve (12) years or the number of years a director serves on the Board. In the event of death while a director, a surviving spouse is entitled to receive an annual benefit equal to 50% of the annual retainer payable to the director at the date of death, such benefit to be paid for a period equal to the total number of years of service the deceased director served on the Board, not to exceed twelve (12) years.

     The benefits paid under this plan are a direct obligation of the Company and are reflected as a financial statement liability determined in accordance with accepted actuarial assumptions.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received for the three fiscal years ended December 30, 1994 by the Company's Chief Executive Officer, and the Company's next four most highly paid executive officers for the year ended December 30, 1994.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                    --------------------------------------    LONG TERM
                                                                              OTHER ANNUAL   COMPENSATION    ALL OTHER
                                                                              COMPENSATION    AWARDS(3)     COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)      ($)(2)       OPTIONS(#)       ($)(4)
       ----------------------------          ----   ---------   -----------   ------------   ------------   ------------
Edgar S. Brower............................  1994   $339,954     $ 175,000       $7,500          80,000       $120,620
  President, Chief Executive Officer,        1993    319,454       137,233        6,000         100,000        108,497
    Chairman of the Board and Director       1992    299,301        85,045        6,000              --         96,560
Richard V. Plat............................  1994    234,365        90,000           --          34,000          4,620
  Executive Vice President, Finance and      1993    208,788        71,563           --          40,000          4,497
    Administration and Secretary             1992    194,887        44,247           --              --          4,364
Ronald B. Nelson...........................  1994    158,415        75,000           --           7,000          3,850
  Vice President; President, Motor &         1993    145,412        73,328           --          13,050          3,635
    Control Division                         1992    141,123        70,875           --              --          3,528
Steven L. Breitzka(5)......................  1994    137,585        43,392           --           6,000          4,620
  Vice President; President, Fisher Pierce   1993    128,539        59,525           --          11,150          4,363
    Division                                 1992    118,241        40,019           --              --          1,947
John M. Ossenmacher(6).....................  1994    128,765        45,000           --          14,000             --
  Vice President; President, Solium Inc.     1993    116,821        39,460           --           8,260        133,310
    (a wholly owned subsidiary of the        1992         --            --           --              --             --
    Company)

- ---------------

(1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan which is described more thoroughly in the Compensation Committee Report on Executive Compensation, which begins on page 9 of this proxy statement.

(2) The amounts shown in this column reflect the non-preferential dividends earned by Mr. Brower as part of his long-term incentive agreement with the Company. Mr. Brower holds 100,000 shares of restricted common stock valued at $875,000 when awarded on April 23, 1986 as a long-term incentive. Mr. Brower has all voting, dividend (non-preferential) and other stockholder rights with respect to these shares. In order to receive the shares, Mr. Brower must retain his position with the Company until July 1995 when the restricted term expires. The restricted term also expires in the event of death, disability and certain types of involuntary termination.

(3) For the three-year period ended December 30, 1994, no restricted stock awards were made.

(4) The amounts disclosed in this column include:

   (a) Accrual by the Company in fiscal 1994 of $116,000, $104,000 and $92,208 in fiscal 1994, 1993 and 1992, respectively, on behalf of Mr. Brower for his supplementary Executive Retirement Plan. The Executive Retirement Plan is provided to Mr. Brower only, and is in addition to and duplicates the benefits provided by the Post-1985 Company Plan for employees hired after January 1, 1985. This plan is not separately funded and rights to receive payment are identical to those of an unsecured creditor.

   (b) Company contributions under Pacific Scientific's Savings Plan, a defined contribution plan were:

                                                        1994     1993     1992
                                                       ------   ------   ------
                Mr. Brower...........................  $4,620   $4,497   $4,352
                Mr. Plat.............................   4,620    4,497    4,364
                Mr. Nelson...........................   3,850    3,635    3,528
                Mr. Breitzka.........................   4,620    4,363    1,947

   (c) Payments for Mr. Ossenmacher's relocation expenses made by the Company during 1993 in the amount of $133,310.

(5) Mr. Breitzka was promoted to the position of Vice President and President of the Fisher Pierce Division in January 1995. He has been an executive officer of the Company since January of 1992 when he was promoted to Vice President and President of the HTL/Kin-Tech Division.

(6) Mr. Ossenmacher was promoted to the position of Vice President and President of Solium Inc. (a wholly owned subsidiary of the Company) in January 1995. He has been an executive officer of the Company since March of 1993 when he was promoted to Vice President and President of the Fisher Pierce Division. He was not an executive officer prior to that date; therefore, no executive compensation is reported for 1992.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1994 to the named executive officers.

     All options granted by the Company are pursuant to the Pacific Scientific Company 1992 Key Employee Stock Option Plan, as described in the Compensation Committee Report on Executive Compensation under the caption "Long-Term Incentive Compensation" on page 10 of this proxy statement.

                                                                 INDIVIDUAL GRANTS                           POTENTIAL
                                                ---------------------------------------------------      REALIZED VALUE AT
                                                            % OF TOTAL                                    ASSUMED ANNUAL
                                                              OPTIONS                                  RATES OF STOCK PRICE
                                                            GRANTED TO                                     APPRECIATION
                                                OPTIONS    EMPLOYEES IN    EXERCISE                       FOR OPTION TERM
                                                GRANTED     FISCAL YEAR      PRICE      EXPIRATION    -----------------------
      NAME                                       (#)(1)       1994(2)       ($/SH)         DATE         5%($)        10%($)
      ----                                      -------    -------------   --------     ----------    ----------   ----------
Edgar S. Brower...............................   80,000         25%         13.81       June 2004     $1,799,603   $2,865,567
Richard V. Plat...............................   34,000         10%         13.81       June 2004        764,831    1,217,866
Ronald B. Nelson..............................    7,000          2%         13.81       June 2004        157,465      250,737
Steven L. Breitzka............................    6,000          2%         13.81       June 2004        134,970      214,918
John M. Ossenmacher...........................   14,000          4%         13.81       June 2004        315,000      501,480

- ---------------

(1) The shares become fully exercisable after five years with normal vesting occurring at a rate of 20% per year.

(2) The Company granted options representing 324,800 shares to employees in fiscal 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on the number of unexercised options and the value of the in-the-money unexercised options held by the named executive officers at December 30, 1994. The Company currently does not grant stock appreciation rights.

                                                                    NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                         SHARES                            OPTIONS                  IN-THE-MONEY OPTIONS
                                        ACQUIRED      VALUE       AT FISCAL YEAR-END(#)(1)        AT FISCAL YEAR-END($)(2)
                                       ON EXERCISE   REALIZED   -----------------------------   -----------------------------
     NAME                                  (#)         ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
     ----                              -----------   --------   ------------   -------------    -----------   --------------
Edgar S. Brower......................       --          --        91,902          155,000       $1,240,088      $1,466,563
Richard V. Plat......................       --          --        92,300           64,000        1,190,363         599,500
Ronald B. Nelson.....................       --          --        19,262           16,788          263,212         162,723
Steven L. Breitzka...................     27,200     $149,463      2,788           14,362           33,498         139,093
John M. Ossenmacher..................       --          --         2,066           20,194           24,487         163,536

- ---------------

(1) The numbers shown reflect options accumulated over a ten-year period.

(2) The closing price of the Company's Common Stock on December 30, 1994 on the New York Stock Exchange was $20.25.

RETIREMENT BENEFITS

     To provide for retirement income for its employees, the Company has pension plans designed to qualify under applicable provisions of the Internal Revenue Code of 1986, as amended. All full-time employees and certain part-time employees in the United States are eligible to participate in a pension plan after one year of service. The plans are funded solely by Company contributions.

     Effective January 1, 1985, the Company Plan was revised to combine all existing employee group retirement plans of the Company into one defined benefit plan. Employees hired on and after January 1, 1985 participate in the revised Company Plan (the "Post-1985 Company Plan"). Employees hired prior to January 1, 1985 have the option of receiving retirement benefits from whichever plan provides the higher retirement benefit.

                                  COMPANY PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

    HIGHEST
   FIVE-YEAR                                          15          20          25           30           35
    AVERAGE                                        YEARS OF    YEARS OF    YEARS OF     YEARS OF     YEARS OF
  COMPENSATION                                     SERVICE     SERVICE    SERVICE(1)   SERVICE(1)   SERVICE(1)
  ------------                                    ----------   --------   ----------   ----------   ----------
   $125,000.....................................   $  49,500   $ 66,500    $  81,000    $  81,000    $  81,000
    175,000.....................................      71,400     95,700      116,000      116,000      116,000
    225,000.....................................      93,300    124,900      151,000      151,000      151,000
    275,000.....................................     115,200    154,100      186,000      186,000      186,000
    325,000.....................................     137,100    183,300      221,000      221,000      221,000
    375,000.....................................     159,000    212,500      256,000      256,000      256,000
    425,000.....................................     180,900    241,700      291,000      291,000      291,000
    475,000.....................................     202,800    270,900      326,000      326,000      326,000
    525,000.....................................     224,700    300,100      361,000      361,000      361,000

                             POST-1985 COMPANY PLAN
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

    HIGHEST
   FIVE-YEAR                                          15          20          25           30           35
    AVERAGE                                        YEARS OF    YEARS OF    YEARS OF     YEARS OF     YEARS OF
  COMPENSATION                                     SERVICE     SERVICE     SERVICE      SERVICE      SERVICE
  ------------                                    ----------   --------   ----------   ----------   ----------
   $125,000.....................................   $  26,600   $ 35,400    $  44,300    $  53,100    $  62,000
    175,000.....................................      37,800     50,400       63,000       75,600       88,200
    225,000.....................................      49,100     65,400       81,800       98,100      114,500
    275,000.....................................      60,300     80,400      100,500      120,600      140,700
    325,000.....................................      71,600     95,400      119,300      143,100      167,000
    375,000.....................................      82,800    110,400      138,000      165,600      193,200
    425,000.....................................      94,100    125,400      156,800      188,100      219,500
    475,000.....................................     105,300    140,400      175,500      210,600      245,700
    525,000.....................................     116,600    155,400      194,300      233,100      272,000

- ---------------

(1) Maximum benefits are obtained at 24 pension service years.

     The compensation covered by the plans for which benefits are summarized in the tables above include salary, wages, bonuses and commissions. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest 5 consecutive years' average of the past 10 years of salary and bonus. Mr. Brower is provided with a supplementary Executive Retirement Plan which is in addition to and duplicates the benefits provided by the Post-1985 Company Plan.

     The officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Brower, 9 years: Mr. Plat, 17 years; Mr. Nelson, 5 years; Mr. Breitzka, 12 years and Mr. Ossenmacher, 2 years. Of these officers, Mr. Plat is the only one to have the option of receiving benefits under either of the plans as described above.

     The benefits under the Company Plan are subject to the deduction of a portion of Social Security or equivalent benefits (maximum deduction limited to 50%, which is reached at 18.75 pension service years) and are computed on the ten-year certain and life amounts.

     The benefits under the Post-1985 Company Plan are not subject to any deduction for Social Security (nor are there any other offset amounts) and are computed on the basis of an excess plan.

     During 1994, the Company adopted the Pacific Scientific Company Pension Restoration Plan. This plan was implemented to restore the pension benefit that would otherwise be payable but for the $150,000 per year pay limitation imposed during 1994 by Section 401(A)(17) of the Internal Revenue Code. This plan preserves the pension benefit in effect prior to 1994.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Brower and Plat pursuant to which adequate and fair severance compensation will be provided to these officers if their employment should cease after a "change in control of the Company," which is effectively defined as a change in control which must be disclosed under Schedule 14A of Regulation 14A of the Exchange Act. Upon a change in control of the Company, each agreement allows the named officer to terminate his employment upon a change in duties or responsibilities or a reduction in compensation. The present value of these severance benefits would include accrued salary plus an amount up to 2.99 times a base amount defined as the average annual gross income for the five years prior to the termination.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed of outside directors and is responsible for developing and making recommendations to the Board with respect to the compensation received by the Company's executive officers (including the named executive officers).

     The Committee has available to it an outside compensation consultant and access to independent compensation data. The general objectives of the compensation program are:

     - Competitiveness and design flexibility to attract and retain top caliber management

     - Pay for performance

     - Focus on stockholder value creation

     The executive compensation program provides an overall level of compensation opportunity that is competitive within similar industries as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be higher or lower than the average competitive levels in the surveyed group of companies based upon the discretion of the Committee as well as individual performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options and various benefits including medical and pension plans generally available to employees of the Company.

  Base Salary

     Base salary levels for the Company's executive officers are competitive and generally set at the median, relative to other comparable manufacturing companies of similar size and complexity. In determining base salary, the Committee also takes into consideration qualifications, experience, performance and other specific issues particular to the Company.

  Annual Incentive Compensation

     The Management Incentive Plan is the Company's annual bonus program for executive officers and key managers. Approximately 75 employees were eligible for bonus incentive compensation during 1994. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives and key employees to achieve their respective business units' or the Company's annual goals. Target goals for the Company's and the business units' performances are set at the beginning of each year. The measures of the Company's performance include pre-tax income, management of receivables, inventory turns and other factors. No bonus is paid unless a 75% performance threshold is exceeded. A full target bonus is paid only if the goals are fully met. Exceeding goals can result in a bonus equal to 150% of the target bonus. Target bonus awards, as a percent of base salary, are set at a competitive level for a broad group of companies of comparable size and complexity.

  Long-Term Incentive Compensation

     The 1992 Key Employee Stock Option Plan is the Company's long-term incentive program for executive officers and key employees. The objective of the program is to align the executives' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. The proportion of stock options awarded is a function of salary and position in the Company.

  Benefits

     The Company provides medical and pension benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1994.

  Chief Executive Officer Compensation

     Mr. Brower's base salary was $339,954, $319,454 and $299,301 for the years 1994, 1993 and 1992, respectively. During 1994, his annual salary was increased by 6%. This increase was 1% more than the 5% average merit increase received by the Company's other salaried employees. The Committee believes that Mr. Brower has successfully restructured the Company's business to adjust to declines in the aerospace business and effectively directed the Company during difficult economic conditions.

     Mr. Brower's annual base salary is at approximately the 50th percentile of other chief executive officers' base salaries, calculated using a compensation data base for manufacturing companies of like size and, where possible, organized similarly to Pacific Scientific's divisional structure.

     Mr. Brower's bonus was $175,000, $137,233 and $85,045 in fiscal 1994, 1993 and 1992, respectively. The bonus payment was determined using the same formula as used for all other key employees.

     In accordance with the 1992 Key Employee Stock Option Plan (as described above), Mr. Brower received 80,000 stock options in fiscal 1994 and 100,000 stock options were awarded in fiscal 1993. No stock options were awarded to Mr. Brower during fiscal 1992.

MEMBERS OF THE COMPENSATION COMMITTEE

Harry W. Todd, Chairman

Thomas P. Stafford

William A. Preston

                         STOCK PRICE PERFORMANCE GRAPH

     The information in the foregoing report of the Compensation Committee and the following graph shall not be incorporated by reference (by any general statement incorporating this proxy statement by reference or otherwise) into any prior or future filing under the Exchange Act or the Securities Act of 1933, except to the extent Pacific Scientific Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF PACIFIC SCIENTIFIC COMPANY, S&P 500 INDEX
                    AND S&P HIGH TECHNOLOGY COMPOSITE INDEX

                                    PACIFIC
      MEASUREMENT PERIOD          SCIENTIFIC                      S & P HIGH-
    (FISCAL YEAR COVERED)           COMPANY        S & P 500         TECH
1989                                 $100            $100            $100
1990                                   53              97             102
1991                                   62             126             117
1992                                  107             136             121
1993                                  147             149             149
1994                                  269             152             174

     The cumulative total return calculation assumes $100 invested on December 29, 1989 and dividend reinvestment. The graph above is calculated through the fiscal year ended December 30, 1994.

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                                (PROPOSAL NO. 2)

     The Company is authorized to issue 15,000,000 shares of Common Stock, par value $1 per share, and 2,000,000 shares of Preferred Stock, par value $1 per share. As of March 3, 1995, no Preferred Stock was outstanding, and approximately 12,848,000 shares of Common Stock were outstanding or reserved for issuance under the Company's stock option plans, and upon conversion of the Company's outstanding convertible subordinated debentures.

     In the opinion of the Board of Directors, the number of unreserved shares of Common Stock available for issuance may be insufficient to meet future needs of the Company. The two-for-one stock split effected in the form of a dividend as of December 16, 1994 substantially depleted the number of authorized, but unissued, shares of Common Stock. For this reason, the Board has approved and directed that it be submitted to the stockholders for approval, an Amendment to Article FOURTH of the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 15,000,000 to 30,000,000. Although the Company has no specific plans for the issuance of such additional shares, such shares could be issued in the future in connection with stock dividends, acquisitions, employee benefit plans or other corporate purposes. Authorized but unissued Common Stock will be subject to issuance as determined by the Company's Board of Directors without further action by the stockholders.

     The holders of Common Stock have full voting rights, as described above under "Proxy Statement -- Voting Rights." Shares of Common Stock are not convertible into other securities, are not subject to redemption or to any liability for further calls and are nonassessable. Stockholders have no preemptive or other rights to subscribe for the purchase of additional shares.

     The proposal to increase the number of authorized shares of Common Stock has been made to facilitate the Company's normal conduct of its business, and not in response to any existing or planned attempt to gain control of the Company known to the Company. However, if the proposed amendment is adopted, the Board will have the ability (to the extent consistent with its duty to the company and its stockholders) to cause the Company to issue a substantial number of additional shares of Common Stock, without further action by the stockholders, for the purpose of discouraging takeover attempts by diluting the stock ownership and voting power of persons seeking to obtain control of the Company. In addition, to the extent the Amendment may discourage takeover attempts, it may make removal of the Company's Board of Directors and management more unlikely.

     Based on the stockholder protection plan adopted by the Company in 1988, each share of common stock carries one right (a "Right"). Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $45.00, subject to adjustments. Each share of Series A Junior Participating Preferred Stock issued under this Plan will entitle its holder to receive dividends equal to the greater of $4.00 or 100 times the dividend on common stock, a liquidation preference of $100, and voting rights approximately 100 times greater than the voting rights of one share of common stock. A Right itself does not have voting, liquidation or dividend right, and is redeemable at the option of the Company at $0.01 per Right prior to the time it becomes exercisable, if ever. The Rights expire in November 1998. The purpose of the stockholder protection plan is to discourage takeover attempts determined by the independent members of the Company's Board of Directors to be unfair or otherwise not in the best interest of the Company and its stockholders. Other than as provided by this plan, the Board has no intentions at this time of issuing any authorized Preferred Stock.

     The Company's Restated Articles of Incorporation were amended by a vote of the stockholders in 1984 to add an article requiring, in the event of certain business combinations, a majority vote of all shares entitled to vote, exclusive of shares held by certain persons, and a two-thirds vote of all shares entitled to vote, unless such business combination was either approved by the Board or met certain fair price and other requirements. This amendment, adopted to protect the interests of all stockholders by providing greater assurance of equal treatment to stockholders in the event of a takeover or business combination which may be coercive, also could have the effect of discouraging takeover attempts.

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to adopt the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES.

       APPROVAL OF THE PACIFIC SCIENTIFIC COMPANY 1995 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     In 1992, the stockholders approved the adoption of the Pacific Scientific Company 1992 Key Employee Stock Plan (the "1992 Plan"). The 1992 Plan allowed for the issuance of 637,574 shares of Common Stock upon exercise of options granted thereunder previously available but not granted under the then expired Pacific Scientific Company 1982 Key Employee Stock Option Plan (the "1982 Plan"). As of December 30, 1994, only 6,214 shares remain available to be granted under the 1992 Plan. Therefore, on February 22, 1995, the Board of Directors adopted the Pacific Scientific Company 1995 Stock Option Plan (the "1995 Plan"), and directed that it be submitted for approval to stockholders at the 1995 annual meeting.

     THE FOLLOWING SUMMARY OF THE 1995 PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1995 PLAN AS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT.

     The 1995 Plan is intended to promote the long-term success of the Company by affording certain eligible employees, executive officers and directors with an opportunity to acquire a proprietary interest in the Company, in order to provide an incentive for such persons and to align the long-term financial interests of such persons with the stockholders of the Company. The Company has no long-term incentive compensation plan other than the 1995 Plan. The 1995 Plan is the successor plan to the 1982 and 1992 Plans (the "Predecessor Plans"). Upon approval of the 1995 Plan by stockholders, no further awards will be made to participants under the Predecessor Plans. Options outstanding under the Predecessor Plans shall be subject to and administered pursuant to the provisions thereof, except that, in the discretion of the Board, the Predecessor Plans may be administered under the 1995 Plan, but only to the extent allowed by certain rules under the Exchange Act and only in a manner not inconsistent with the Predecessor Plans or the options granted thereunder.

     The 1995 Plan is to be administered by the "Committee," which is defined in the 1995 Plan to mean the Board of Directors of the Company; provided however, that (i) with respect to administration of the Plan to executive officers, outside directors and any officers or other persons who are subject to Section 16 of the Exchange Act, the "Committee" will be the Compensation Committee of the Company's Board of Directors. Furthermore, the Board may, in its discretion but subject to its continued oversight, delegate to an Employee Benefits Committee (which would generally consist of employees of the Company and would constitute the "Committee") administration of the Plan with respect to participants in the 1995 Plan, other than those persons noted above who are subject to Section 16 of the Exchange Act. Subject to the provisions of the 1995 Plan, the Committee shall have the authority to (i) determine the individuals to whom Options (as defined in the 1995 Plan) will be granted under the 1995 Plan and the conditions on which they will be granted; (ii) determine the time when Options shall be granted, the exercise price of any Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options, and the other terms and provisions of Options; (iii) accelerate the exercisability of any Options and waive or amend any and all restrictions and conditions of any Options; and (iv) make all determinations, perform all other acts, exercise all other powers and establish any other procedures it considers necessary, appropriate or advisable in administering the 1995 Plan and to maintain compliance with any applicable law.

     Unless terminated by the Board of Directors, the 1995 Plan will remain in effect for a period of ten (10) years from the date it was approved by the Company's Board of Directors.

     One share of Pacific Scientific Company Common Stock, $1 par value, shall be the underlying security for any Options. As of March 3, 1995, the closing price per share for Pacific Scientific Company Common Stock (the "Common Stock") on the New York Stock Exchange was $19.625.

     The Common Stock issuable under the Plan shall be subject to the following limitations. The maximum number of shares of Common Stock that may be granted in any calendar year for all purposes under the 1995 Plan shall be one percent (1%) of the shares of Common Stock outstanding (excluding any shares of such Common Stock held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares of Common Stock available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for some reason, any shares of Common Stock as to which Options have been granted cease to be subject to exercise or purchase, such underlying shares of Common Stock shall thereafter be available for grants under the 1995 Plan during any calendar year until expiration of the 1995 Plan.

     Stock options shall entitle the optionee to purchase shares of Common Stock. Amounts owed to the Company upon exercise of a stock option shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock already owned by the optionee, or (iii) by any combination of (i) and (ii) as the Committee shall permit. At the discretion of the Committee, a stock option may or may not be an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, provided that non-employee directors may not be granted incentive stock options. In no event shall the exercise price of any stock option be less than the fair market value of Common Stock on the date such option is granted. No stock option shall be exercisable after the expiration of ten (10) years from the date such stock option is granted. In the event an optionee surrenders already-owned shares of Common Stock in connection with the exercise of a stock option, the Committee may, at its sole discretion, authorize a grant of additional stock options ("Reload Options") equal in number to the shares surrendered. Notwithstanding the foregoing, (i) the Committee shall have the right, at its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

     An optionee will not realize taxable income upon the granting of a stock option under the 1995 Plan, nor would the Company be entitled to a deduction at such time. There will be no realization of taxable income by the optionee upon the exercise of an incentive stock option (if exercised no later than three months after termination of employment). If the optionee sells or otherwise disposes of the Common Stock received upon exercise of the incentive stock option after one year from the exercise date or two years or more from the date of grant of the incentive stock option, any gain or loss on the sale will be treated as long term, and the Company will not be entitled to any deduction on account of the issuance of Common Stock or the grant of the incentive stock option. Upon the exercise of a non-qualified stock option, the optionee will realize compensation income in the amount of the excess of the fair market value of the Common Stock on the day of exercise over the stock option exercise price, and the Company will receive a corresponding deduction. The tax basis of any non-qualified stock option shares of Common Stock received will be the fair market value of such shares on the date the stock option is exercised.

     The Committee, which has sole discretion to grant Options, has not yet done so under the 1995 Plan, nor has it identified any specific Options to be granted in the future. Therefore, the amount of any Options to be received by the Chief Executive Officer, Executive Officers, any Eligible Employee, or outside directors is currently indeterminable.

     In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares or interests subject to any Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event.

     The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the annual meeting is required to adopt the 1995 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PACIFIC SCIENTIFIC COMPANY 1995 PLAN.

                            APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 4)

     The firm of Deloitte & Touche LLP, certified public accountants, has been the Company's independent accountants since 1972 and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending December 29, 1995.

     The independent accountants meet periodically with the Audit Committee of the Board of Directors. The members of the Audit Committee are Messrs. Beran, Briscoe, Ketchum, Preston, Pryor, Stafford and Todd.

     Professional services performed by Deloitte & Touche LLP for the fiscal year ended December 30, 1994 consisted of an audit of the consolidated financial statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange Commission, meetings with the Company's Audit Committee, and consultation on various matters relating to accounting and financial reporting.

     The Audit Committee approved in advance or ratified each of the major professional services provided by Deloitte & Touche LLP and considered the possible effect of each such service on the independence of that firm.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions during the meeting.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for ratification of the appointment of the auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                             STOCKHOLDER PROPOSALS

     Proposals by stockholders to be presented at the Company's 1996 annual meeting must be received by the Company no later than 120 days prior to March 9, 1996, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the annual meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                                          By Order of the Board of Directors,

                                          RICHARD V. PLAT
                                          Executive Vice President & Secretary
Dated: March 16, 1995

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.

                                                                       EXHIBIT A

                           PACIFIC SCIENTIFIC COMPANY

                             1995 STOCK OPTION PLAN

I. Purpose.

     The Pacific Scientific Company 1995 Stock Option Plan (the "Plan") is intended to promote the long-term success of Pacific Scientific Company (the "Company") by affording certain eligible employees, executive officers and directors of the Company and its Subsidiaries (as defined below) with an opportunity to acquire a proprietary interest in the Company in order to provide an incentive for such persons and to align the long-term financial interests of such persons with the stockholders of the Company.

II. Definitions.

     The following defined terms are used in the Plan:

     A. "Agreement" shall mean the agreement accepted by the Participant as described in Section VIII. of the Plan between the Company and a Participant under which the Participant receives an Option pursuant to this Plan.

     B. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     C. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     D. "Committee" shall mean the Board; provided, however, that (i) with respect to administration of the Plan to Executive Officers, Outside Directors and any officers or any other person who is subject to Section 16 of the Exchange Act, "Committee" shall mean the Compensation Committee of the Board, which Compensation Committee shall be composed of not less than two directors who are "disinterested" pursuant to Rule 16b-3 promulgated under the Exchange Act; and (ii) the Board may, in its discretion but subject to the continued oversight of the Board, delegate to an Employee Benefits Committee (which shall mean a committee consisting of employees of the Company or any related entity, as appointed by the Board) administration of the Plan with respect to Eligible Participants, other than those persons enumerated in the immediately preceding clause (i).

     E. "Common Stock" means the common stock of the Company, $1 par value.

     F. "Company" means Pacific Scientific Company.

     G. "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any Pacific Scientific Company disability plan maintained for the benefit of eligible employees of the Company or any Related Entity.

     H. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) and its successor promulgated under the Exchange Act.

     I. "Effective Date" shall mean February 22, 1995.

     J. "Eligible Participant" shall mean any Outside Director, Executive Officer or employee of the Company or any Related Entity who the Committee selects to receive an Option and who is so serving as a director or who is so employed, as the case may be, on the date of the grant of an Option.

     K. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     L. "Executive Officer" shall mean any officer of the Company or any Related Entity who, at the time of an Option, is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     M. "Fair Market Value" shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange for the applicable date.

     N. "Grant Date" as used with respect to a particular Option means the date as of which such Option is granted by the Committee pursuant to the Plan.

     O. "Incentive Option" shall mean an incentive stock option under the provisions of Section 422 of the Code.

     P. "Nonqualified Option" shall mean an Option which does not qualify under
Section 422 of the Code.

     Q. "Option" shall mean an option granted by the Company to purchase Common Stock pursuant to the provisions of this Plan, including Incentive Options, Nonqualified Options and Reload Options.

     R. "Optionee" shall mean a Participant to whom one or more Options have been granted.

     S. "Option Price" shall mean the price per share payable to the Company for shares of Common Stock upon the exercise of an Option.

     T. "Outside Director" shall mean an individual not employed by the Company or any Related Entity and who serves on the Board.

     U. "Parent Corporation" shall mean any corporation within the meaning of
Section 424(e) of the Code.

     V. "Participant" shall mean an Eligible Participant who is granted an Option.

     W. "Plan" shall mean the Pacific Scientific Company 1995 Stock Option Plan.

     X. "Predecessor Plans" shall mean the Pacific Scientific Company 1992 Key Employee Stock Option Plan and the Pacific Scientific Company 1982 Key Employee Stock Option Plan, as applicable.

     Y. "Related Entity" shall mean any Parent Corporation or Subsidiary of the Company.

     Z. "Reload Option" shall mean the right to receive a further Option for a number of shares equal to the number of shares of Common Stock surrendered by the Optionee upon exercise of the original Option as provided in Section IX.E of the Plan.

     AA. "Retirement" shall mean, with respect to any Eligible Participant, that such person has retired from the Company or any Related Entity and such person is currently eligible to receive a service pension benefit under either of the Pacific Scientific Pension Plans or a pension benefit under any written agreement or arrangement that the Company or any Related Entity may have entered into with the Eligible Participant.

     BB. "Securities Act" shall mean the Securities Act of 1933, as amended.

     CC. "Subsidiary" shall mean with respect to any Option, any corporation, joint venture or partnership in which the Company owns, directly or indirectly,
(i) with respect to a corporation, stock possessing twenty percent (20%) or more of the total combined voting power of all classes of stock in the corporation or
(ii) in the case of a joint venture or partnership, the Company possesses a twenty percent (20%) interest in the capital or profits of such joint venture or partnership. In the case of any Incentive Option, Subsidiary shall mean any corporation within the meaning of Section 424(f) of the Code.

     DD. "Vested" shall mean the status that results with respect to an Option which may be immediately exercised under the terms of the Agreement granting such Option pursuant to the provisions of the Plan.

III. Administration.

     A. The Plan shall be administered by the Committee. The Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan.

     B. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such Related Entity whose employees have benefitted from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a Related Entity against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

     C. In furtherance of and not in limitation of the Committee's discretionary authority, subject to the provisions of the Plan, the Committee shall have the authority to:

          1. determine the Participants to whom Options shall be granted and the number of and terms and conditions upon which Options shall be granted;

          2. establish, in its sole discretion, annual or long-term financial goals of the Company, Related Entity, or division, department, or group of the Company or Related Entity, or individual goals which the Committee shall consider in granting Options, if any;

          3. determine the satisfaction of performance goals established by the Committee based upon periods of time or any combinations thereof;

          4. determine the time when Options shall be granted, the Option Price of each Option, the period(s) during which Options shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options, and the other terms and provisions of Options;

          5. modify grants of Options pursuant to Paragraph D. of this Section
     III. or rescind grants of Options pursuant to Section IX.H(v), respectively;

          6. provide the establishment of a procedure whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option (other than an Incentive Option) to meet the obligation of withholding for income, social security and other taxes incurred by a Participant upon such exercise or required to be withheld by the Company in connection with such exercise;

          7. adopt, modify and rescind rules and regulations and guidelines relating to the Plan;

          8. adopt modifications to the Plan and procedures, as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company or a Related Entity operates in order to assure the legality of Options granted under the Plan to Participants who reside in such countries; and

          9. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

     D. The Committee may at any time, in its sole discretion, accelerate the exercisability of any Options and waive or amend any and all restrictions and conditions of any Options.

     E. Subject to and not inconsistent with the express provisions of the Plan, the Code and Rule 16b-3 of the Exchange Act, the Committee shall have the authority to require, as a condition to the granting of any Option to any Outside Director or Executive Officer of the Company or any Related Entity or other person subject to Section 16 of the Exchange Act that such Outside Director, Executive Officer or other person receiving such Option agree not to sell or otherwise dispose of such Option or Common Stock acquired pursuant to such Option (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Option, or (ii) the date when the Option Price of such Option is fixed, if such Option Price is not fixed at the date of grant of such Option.

     F. Any options granted to a Participant under the Predecessor Plans which remain outstanding as of the Effective Date may, in the discretion of the Committee, be governed by the terms and conditions of the Plan, except to the extent the provisions of the Plan are inconsistent with the terms of the Predecessor Plans or such options granted thereunder, in which event the applicable provisions of the Predecessor Plans or such options shall govern; provided, however, that (i) in no event shall there be a modification of the terms of any Incentive Option granted under the Predecessor Plans, and (ii) such administration of the Predecessor Plans under the Plan shall in no event affect the compliance of the Predecessor Plans with the requirements of Rule 16b-3 under the Exchange Act.

IV. Decisions Final.

     Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

V. Arbitration.

     Any dispute that may arise in connection with the Plan or any Option under the Plan shall be determined solely by arbitration in Newport Beach, California under the rules of the American Arbitration Association. Any claim with respect to an Option must be established by a preponderance of the evidence submitted to the impartial arbitrator. The arbitrator shall have the authority to award the prevailing party damages incurred as a result of any breach, costs, reasonable attorneys' fees incurred in connection with the arbitration, and direct that the non-prevailing party pay the expenses of arbitration. The decision of the arbitrator (i) shall be final and binding; (ii) shall be rendered within ninety
(90) days after the impanelment of the arbitrator; and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1-16, not state law, shall govern the arbitrability of all claims.

VI. Duration of the Plan.

     The Plan shall remain in effect for a period of ten (10) years from the Effective Date, unless terminated by the Board pursuant to Section XIV.

VII. Shares Available -- Limitations.

     A. The maximum aggregate number of shares of Common Stock of the Company which may be granted in any calendar year for all purposes under the Plan shall be one percent (1%) of the shares of Common Stock outstanding (excluding shares of such Common Stock held in the Company's treasury) on the first day of such calendar year, provided, however, that in the event that fewer than the full aggregate number of shares of Common Stock available for issuance in any calendar year are issued in such year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. If, for any reason, any shares of Common Stock as to which Options have been granted cease to be subject to exercise or purchase hereunder, the underlying shares of Common Stock shall thereafter be available for grants to Participants under the Plan during any calendar year. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board of Directors or the Committee may determine from time to time at its sole discretion.

VIII. Grant of Options.

     A. The Committee shall determine the type or types of Options to be made to each Participant.

     B. Each grant of an Option under this Plan shall be evidenced by an Agreement dated as of the date of the grant of the Option. Such Agreement shall set forth the terms and conditions of the Option, as may be determined by the Committee, and shall indicate whether the Option that it evidences is intended to be an Incentive Option or a Nonqualified Option. Each grant of an Option is conditioned upon the acceptance by the

Participant of the terms of the Agreement. Unless otherwise extended by the Committee, a Participant shall have ninety (90) days from the date of the Agreement to accept its terms.

IX. Options.

     The Committee, in its sole discretion, may grant Incentive Options or Nonqualified Options to Eligible Participants, officers and Executive Officers, provided that the Committee may only grant Nonqualified Options to Outside Directors. The terms and conditions of the Options granted under this Plan shall be determined from time to time by the Committee, as set forth in the Agreement granting the Option, and subject to the following conditions:

     A. Nonqualified Options. The Option Price for each share of Common Stock issuable pursuant to a Nonqualified Option may be an amount at or above the Fair Market Value on the date such Option is granted.

     B. Incentive Options. The Option Price for each share of Common Stock issuable pursuant to an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date such Option is granted.

     C. Incentive Options -- Special Rules. Options granted in the form of Incentive Options shall be subject to the following provisions:

          1. Grant. No Incentive Option shall be granted pursuant to this Plan more than ten (10) years after the Effective Date.

          2. Annual Limit. The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which one or more Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan or under any other stock plan of the Company or any Related Entity shall not exceed $100,000 or such other maximum amount permitted under Section 422 of the Code. Any Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option.

          3. 10% Stockholder. If any Optionee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, an individual described in Section 422(b)(6) of the Code, then the following special provisions shall be applicable to the Option granted to such individual:

             (a) the Option Price of shares subject to such Incentive Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

             (b) the Option shall not have a term in excess of (5) years from the date of grant.

     D. Other Options. The Committee may establish rules with respect to, and may grant to Eligible Participants, Options to comply with any amendment to the Code made after the Effective Date providing for special tax benefits for stock options.

     E. Reload Options. Without in any way limiting the authority of the Committee to grant Options hereunder, the Committee shall have the authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above,
(i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

     F. Term of Option. No Option shall be exercisable after the expiration of ten (10) years from the date of grant of the Option.

     G. Exercise of Stock Option. Each Option shall be exercisable in one or more installments as the Committee in its sole discretion may determine at the time the Option is granted and as provided in the Agreement. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The Option Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (constructive or otherwise) to the Company of shares of Common Stock owned by the Optionee or (iii) by any combination of the above as provided in the Agreement. Shares delivered to the Company in payment of the Option Price shall be valued at the Fair Market Value on the date of the exercise of the Option.

     H. Vesting. The Agreement shall specify the date or dates on which the Optionee may begin to exercise all or a portion of his Option. Subsequent to such date or dates, the Option shall be deemed vested and fully exercisable.

          (i) Death. In the event of the death of any Optionee, all Options held by such Optionee on the date of his death shall become Vested Options and the estate of such Optionee shall have the right, at any time and from time to time within one year after the date of death, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or, in the case of an Incentive Option, one (1) year from the date of death).

          (ii) Disability. If the employment of any Optionee is terminated because of Disability, all Options held by such Optionee on the date of his Disability shall become Vested Options and such Optionee shall have the right, at any time and from time to time within one year after the date of termination, or such other period, if any, as the Committee in its sole discretion may determine, to exercise the Options of the Optionee (but not after the earlier of the expiration date of the Option or one (1) year from the date of Disability in the case of an Incentive Option).

          (iii) Retirement. Upon an Optionee's Retirement (i) all Options held by such Optionee that are not Vested Options shall terminate unless the Committee, in its sole discretion, determines otherwise, and (ii) such Optionee shall have the right, at any time and from time to time within five (5) years after the date of his Retirement (but in no event after the expiration date of the Option), to exercise the Vested Options held by such Optionee immediately prior to the time of Retirement.

          (iv) Other Termination. If the employment with the Company or a Related Entity (or service with the Company in the case of an Outside Director) of an Optionee is terminated for any reason other than for death, Disability or Retirement and other than "for cause" as defined in subparagraph (v) below, such Optionee shall have the right, in the case of a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in any event not after the expiration date of any such Option.

          (v) Termination For Cause. Notwithstanding any other provision of the Plan to the contrary, if the Optionee's employment (or service with the Company in the case of an Outside Director) is terminated by the Company or any Related Entity "for cause" (as defined below), such Optionee shall immediately forfeit all rights under his Options except as to the shares of Common Stock already purchased prior to such termination, and as to a Vested Option, for a period of three (3) months after the date of such termination or such longer period as determined by the Committee, to exercise any such Vested Option, but in no event after the expiration date of any such Option. Termination "for cause" shall mean (unless another definition is agreed to in writing by the Company and the Optionee) termination by the Company because of: (a) the Optionee's willful and continued failure to substantially perform his duties (other than any such failure resulting from the Optionee's incapacity due to physical or mental impairment) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes the Optionee has not substantially performed his duties, (b) the willful conduct of the Optionee which is demonstrably and materially injurious to the Company or Related Entity, monetarily or otherwise, or (c) the conviction of the Optionee for a felony by a court of competent jurisdiction.

X. Foreign Options and Rights.

     The Committee may grant Options to Eligible Participants who are subject to the tax laws of nations other than the United States, which Options may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Options by the appropriate foreign governmental entity; provided, however, that no such Option may be granted pursuant to this Section X and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

XI. Federal Securities Law.

     With respect to grants of Options to Executive Officers, Outside Directors or any other person subject to Section 16 of the Exchange Act, the Company intends that the provisions of this Plan and all transactions effected in accordance with this Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable, to maintain compliance with such rule.

XII. Adjustment of Shares.

     In the event there is any change in the Common Stock by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, the number or kind of shares subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each Participant's economic position with respect to the Option shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares of interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

XIII. Miscellaneous Provisions.

     A. Investment Representation; Legends. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Option to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof.

     No Options or shares of Common Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

     B. Withholding Taxes. In the case of issuances of Common Stock, the Company, as a condition of such issuance, may require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued (except in the case of an Incentive Option), or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

     C. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any Participant receiving an Award.

     D. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees or Outside Directors.

     E. Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment or service of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment or service of any Participant and (ii) any Participant to remain in the employ or service of the Company or any Related Entity.

     F. Noncompetition. Any Agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Related Entity in a form or forms acceptable to the Committee, in its sole discretion.

     G. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of California.

XIV. Amendment or Termination of Plan.

     The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall (i) increase the total number of Options with respect to Common Stock which may be granted in total or to any single Participant, (ii) to decrease the minimum Option Price in the case of an Incentive Option, or (iii) modify the provisions of the Plan with respect to Incentive Options, unless such amendment is made by or with the approval of the stockholders or unless the Board receives an opinion of counsel to the Company that stockholder approval is not necessary with respect to any modifications relating to Incentive Options. With respect to Options made to Executive Officers, Outside Directors or other persons subject to Section 16 of the Exchange Act, no amendment shall be made which either (i) materially increases the benefits accruing to such Executive Officers, Outside Directors or other persons subject to Section 16 of the Exchange Act, (ii) materially increases the number of such Options which may be issued under the Plan to Executive Officers, Outside Directors or other persons subject to
Section 16 of the Exchange Act, or (iii) materially modifies the requirements as to eligibility for participation of Executive Officers, Outside Directors or other persons subject to Section 16 of the Exchange Act, in the Plan unless such amendment is made with the approval of stockholders. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

XV. Adoption of the Plan.

     The Plan shall become effective on the date on which the stockholders approve the Plan.

                                        NOTICE OF
                                        ANNUAL
                                        MEETING OF
                                        STOCKHOLDERS
                                        AND PROXY
                                        STATEMENT

                                        APRIL 26, 1995


                                        [LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    /X/
Please mark
your votes
as this
              ------------------
                    COMMON

(1) ELECTION OF DIRECTORS

       FOR all nominees listed at right
       (except as marked to the
        contrary at right)  / /

       WITHHOLD AUTHORITY
       to vote for all nominees
       listed at right  / /

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

W. Beran, R. Briscoe, E. Brower, R. Ketchum, W. Preston, M. Pryor, Jr.,
T. Stafford, H. Todd

(2) PROPOSAL TO AMEND the Restated Articles of Incorporation.

                       FOR        AGAINST        ABSTAIN
                       / /          / /            / /

(3) PROPOSAL TO APPROVE the Pacific Scientific Company 1995 Stock Option Plan.

                       FOR        AGAINST        ABSTAIN
                       / /          / /            / /

(4) PROPOSAL TO APPROVE THE ELECTION OF Deloitte & Touche LLP as the Company's independent public accountants.

                       FOR        AGAINST        ABSTAIN
                       / /          / /            / /

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held April 26, 1995 and the Proxy Statement furnished herewith.



            -------------------------------
                      Signature

            Dated:                   , 1995
                   ------------------


Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If more than one name appears hereon, all persons named should sign.



                           PACIFIC SCIENTIFIC COMPANY

     The undersigned stockholder of PACIFIC SCIENTIFIC COMPANY hereby appoints EDGAR S. BROWER, RICHARD V. PLAT, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Pacific Scientific Company to be held at Newport Center Conference Center, 610 Newport Center Drive, Suite 130, Newport Beach, California 92660 on April 26, 1995 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed below as they see fit, and to drop any of such nominees, in order to ensure the election of the greatest number of such nominees.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW AND ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTER BELOW AS TO WHICH NO INSTRUCTIONS ARE INDICATED.

                        IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE